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                                                                    Exhibit 8.1


                                            May 17, 2002


Ohio Casualty Corporation
9450 Seward Road
Fairfield, Ohio 45014


      Re:  Registration Statement on Form S-3 - Federal Income Tax Consequences
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Ladies and Gentlemen:

                  We have acted as counsel to Ohio Casualty Corporation, an Ohio corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering (a) $201,250,000 aggregate principal amount of 5.00% Convertible Notes due 2022 (the"Notes") issued by the Company on March 19, 2002, and (b) such indeterminable number of common shares, par value $0.125 per share, of the Company as may be issuable from time to time upon conversion of the Notes (the "Conversion Shares"). The Notes were issued under that certain Indenture, dated as of March 19, 2002, between the Company and HSBC Bank USA, as Trustee, which was filed with the SEC on April 1, 2002 as Exhibit 4 to the Company's Current Report on Form 8-K (No. 000-05544). The Company issued the Notes pursuant to that certain Purchase Agreement, dated as of March 13, 2002, among the Company, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc. and McDonald Investments Inc. The Notes and the Conversion Shares are to be offered and sold by certain securityholders of the Company.

                  In rendering this opinion, we have examined the Registration Statement and the prospectus included therein (the "Prospectus"), each substantially in the form being filed with the Securities and Exchange Commission, and such other documents, corporate records and instruments as we have deemed necessary for purposes of this opinion. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. For purposes of this opinion, we have not made an independent investigation or audit of the facts set forth in the above referenced documents.


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Ohio Casualty Corporation
May 17, 2002
Page 2


                  This opinion is based on relevant provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, court decisions, and administrative determinations as currently in effect, all of which are subject to change, prospectively or retroactively, at any time. In addition, this opinion is based on the facts and circumstances set forth in the Registration Statement, the Prospectus and the other documents reviewed by us. Our opinion as to matters set forth herein could change with respect to any variation or difference in the facts and circumstances from those set forth in the above documents reviewed by us or any changes in the law subsequent to the date hereof. We undertake no obligation to update or supplement this opinion to reflect any such changes that may occur after the date hereof. Our opinion is not binding on the Internal Revenue Service, and no ruling has been, or will be, requested from the Internal Revenue Service as to any matter referenced herein.

                  Based on and subject to the foregoing, and upon consideration of applicable law, we are of the opinion that, subject to the qualifications stated therein, the discussion as to the United States federal income tax matters set forth under the caption "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus contained in the Registration Statement summarizes the material United States federal income tax consequences relevant to the offering, and to the purchase, ownership and disposition of, the Notes and the Conversion Shares.

                  Our opinion is limited to the federal income tax consequences of the offering referenced above, which are the only matters as to which you have requested our opinion. We do not address any other federal income tax consequences of the offering or other matters of federal law and have not considered matters (including state, local or foreign tax consequences) arising under the laws of any jurisdiction other than matters of federal law arising under the laws of the United States. Our opinion is based on the understanding that the relevant facts are as set forth in the Prospectus and in the Registration Statement. If this understanding is incorrect or incomplete in any respect, our opinion could be affected.

                  Our opinion is furnished specifically for you and your securityholders, and may not be relied upon, assigned, quoted or otherwise used in any manner or for any purpose by any other person or entity. Notwithstanding the preceding sentence, we hereby consent to the filing of this opinion with the SEC as an exhibit to any required SEC filing in connection with the offering, and to the references to us in such filing. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                        Very truly yours,


                                        /s/ Vorys, Sater, Seymour and Pease LLP

                                        VORYS, SATER, SEYMOUR AND PEASE LLP